UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 21, 2005

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 7.01 Regulation FD Disclosure

On September 21, 2005, Matthews International Corporation (“Matthews”) reported that Hillenbrand Industries, Inc. had announced that Batesville Casket Company had signed a definitive agreement with the shareholders of Yorktowne Caskets, Inc. (“Yorktowne”) to acquire all the outstanding stock of Yorktowne.

A copy of the press release is attached hereto as Exhibit 99.1.

Yorktowne is currently under agreement as a distributor of caskets for The York Group, Inc. (“York”), a wholly-owned subsidiary of Matthews. Yorktowne is presently York’s largest independent distributor of its caskets. Under the distribution agreement, which is in effect until at least April 2007, Yorktowne is required to purchase all of its requirements for wood and metal caskets from York, with minimum annual purchase requirements. The distribution agreement also contains non-assignment and right of first refusal provisions.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated September 21, 2005, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: September 21, 2005